Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in registration statements of XTL Biopharmaceuticals Ltd. on Form F-3 (File No. 333-147024 and File No. 333-153055) and Form S-8 (File No. 333-148085, File No. 333-148754 and File No. 333-154795) of our report dated March 29, 2012 relating to the financial statements of XTL Biopharmaceuticals Ltd. dated March 29, 2012.

/s/ Kesselman & Kesselman

Certified Public Accountant (Isr.)

A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

March 29, 2012